Siebert Financial Corp. 4141 NE 2nd Avenue, Suite 201 Miami, FL 33137

August 23, 2021

CONFIDENTIAL

Tigress Holdings, LLC 410 Park Avenue

12th Floor

New York, NY 10022

Attn: Cynthia D. DiBartolo, CEO

Re:	Letter of Intent for Transactions between Siebert Financial Corp. and Tigress Holdings, LLC

Dear Cynthia,

We are pleased to submit this Letter of Intent (this “LOI”) in connection with a potential exchange of membership interests, described below (the “Proposed Transactions”) in the respective limited liability companies of Tigress Holdings, LLC, a Delaware limited liability company (“Tigress Holdings”) and Siebert Financial Corp., a New York corporation (“Siebert Financial”), (each a Party and collectively, the Parties).

The terms of this LOI will serve to establish the framework for due diligence and further negotiations in order to achieve a definitive written agreement consistent with the terms of this LOI, including any related necessary and appropriate ancillary agreements (the “Definitive Agreements”). Except as provided in the paragraphs of this LOI under the heading “Binding Provisions” (the “Binding Provisions”), Tigress Holdings and Siebert Financial are executing this LOI without any intent to incur any liability or other obligation thereby and a binding agreement or contract will not be deemed to have been entered into by such persons with respect to the Proposed Transaction unless and until the Definitive Agreements have been duly executed and delivered by each party thereto.

NON-BINDING PROVISIONS

Based upon the information currently known to the Parties, the Definitive Agreements would contain the following terms:

(I)                 Tigress Holdings will transfer to Siebert Financial limited liability company membership interests representing twenty-four percent (24%) of the outstanding membership interests in Tigress Financial Partners, LLC, a Delaware limited liability (“Tigress Financial”) (the 24% outstanding membership interests in Tigress Financial, hereinafter, “Tigress Financial Membership Interests”); and

(II)              Siebert Financial will transfer to Tigress Holdings limited liability company membership interests representing twenty-four percent (24%) of the outstanding membership interests of WPS Prime Services, LLC, a Delaware limited liability (“WPS Prime”) (the 24% outstanding membership interests in WPS Prime, hereinafter, “WPS Prime Membership Interests”) and such addition consideration as set forth below.

The terms and conditions of this transaction (the “Proposed Transaction”) will be incorporated into the Definitive Agreements to be executed by Tigress Holdings, Tigress Financial, Siebert Financial and WPS Prime. Such terms and conditions shall include, among other things, the following:

1.                  Purchase Price. Tigress Holdings will sell the Tigress Financial Membership Interests to Siebert Financial at the price (the “Purchase Price”) set forth herein at the closing of the Proposed Transaction (the “Closing”). The Purchase Price for the Tigress Membership Interests will be paid in the following manner:

(a)                at Closing, Siebert Financial will transfer to Tigress Holdings the WPS Prime Membership Interests;

(b)               at Closing, Siebert Financial will issue to Tigress Holdings such number of shares of its common stock, $0.01 per share (“Siebert Shares”) that shall represent an amount equal to the difference between the Parties’ agreed valuation of Tigress Financial and WPS Prime;

2.                  Conditions to the Proposal. The Proposed Transaction is subject to the occurrence of the following: (i) acceptable results and completion of due diligence reviews by each of the Parties; (ii) approval of all necessary regulatory agencies, including the Financial Industry Regulatory Authority (FINRA); (iii) compliance with all applicable laws; and (iv) negotiation and execution of the Definitive Agreements, noncompetition, non-solicitation, and non-disclosure agreement, and other related agreements among Tigress Holdings, Tigress Financial, Siebert Financial, and WPS Prime. The Definitive Agreements will contain standard terms and conditions for a transaction of this size and type including, representations and warranties, indemnification provisions and conditions to Closing.

BINDING PROVISIONS

1.               Ordinary Course. From and after the Signing Date (defined below) until the Termination Date (defined below), the Parties agree to conduct their business in the ordinary course, consistent with past practice.

2.                     Due Diligence and Access. Through the Termination Date, subject to mutually agreed procedures and timing, the Parties will each have reasonable access during regular business hours to complete their respective due diligence reviews. Tigress Financial and WPS Prime will permit the Parties and their respective representatives (including third party due diligence service providers), reasonable access to all of the facilities, properties, books, records, contracts, commitments, employees and customers for the purpose of completing such investigations as the Parties may desire. The Parties agree to conduct their respective due diligence reviews in a manner that will not unreasonably interfere with the other’s business and operations or unreasonably jeopardize the confidentiality of the Proposed Transaction and related discussions.

3.                     Confidentiality. The Parties agree that all documents delivered pursuant to this Letter of Intent, the subject matter of this Letter of Intent and all negotiations with respect to the transactions contemplated hereby will remain confidential, except that both Parties shall be permitted to disclose such information to those parties who are required to know the same and bound by restrictions regarding the disclosure and use of such information (either contractual, legal, or fiduciary), such as employees, consultants and attorneys of the Parties, or any disclosure required by law or process of a court or administrative agency.

4.                        Expenses. Each party will be liable for its respective expenses incurred in connection with the preparation and review of this LOI, negotiating and drafting of the Definitive Agreements and related documents and completion of the Proposed Transaction, including, without limitation, the costs of due diligence investigation and the fees and expenses incurred in connection therewith.

5.                           Miscellaneous Binding Provisions. These Binding Provisions constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior or contemporaneous oral or written agreements or understandings between the Parties. The Binding Provisions may be amended or modified only in writing executed by the Parties. This LOI and the Binding Provisions shall be governed by and construed in accordance with the internal laws of the State of New York and be subject to sole and exclusive jurisdiction of the Federal and State courts in New York City, State of New York, United States of America and the Company consents to the jurisdiction of such courts and waives all objections to venue. This LOI may be executed in counterparts, which when taken together will constitute one and the same instrument. The exchange of copies of this LOI and of signature pages by electronic mail shall constitute effective execution and delivery of this LOI as to the Parties and may be used in lieu of the original LOI for all purposes. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes. Notwithstanding any provision in this Section 5, any non-disclosure or confidentiality agreement between the Parties or their affiliates shall be enforceable.

6.                           Termination. This LOI shall be effective from and after the date this LOI is last signed by both Parties (the “Signing Date”). This LOI, and the Binding Provisions (subject to the last sentence of this Section 6), shall terminate upon the first to occur of: (i) the unilateral written notice to that effect by either Party (ii) the execution of the Definitive Agreements; or (iii) such later date mutually agreed to in writing between the Parties (the “Termination Date”). The termination of this LOI and the Binding Provisions will not affect the liability of a Party for breach of any of the Binding Provisions prior to such termination. Upon termination of this LOI and the Binding Provisions, the Parties shall have no further obligations hereunder except that the provisions of Sections 3, 4 and 5 of these Binding Provisions, and the obligations of the Parties thereunder shall survive any such termination.

7.                           Exclusivity. The Parties acknowledge that each will expend considerable effort and incur considerable expense to conduct the due diligence described above and to prepare the documentation necessary to consummate this transaction. The Parties agree that they will not (and will not authorize or permit any of the officers, directors, managers, employees, representatives or agents of Tigress Financial, on the one hand, and WPS Prime, on the other hand) to solicit, initiate or participate in any discussions with third parties regarding, consider or accept offers from third parties for, the purchase and sale of Tigress Financials’ or WPS Prime’s assets or for any other transaction which would or is likely to render the Proposed Transaction not possible or commercially impracticable until the earlier of 45 days from the Signing Date or termination of this LOI pursuant to the terms of Section 6 herein.

8.                           No Obligations. Nothing in this LOI or in prior discussions, correspondence or documentation shall be construed as an obligation of any of the Parties hereto to proceed with the Proposed Transactions. Unless and until the Definitive Agreements are entered into regarding the Proposed Transactions, neither Party will be under any legal obligation whatsoever to consummate the Proposed Transactions. The Parties further agree that each Party shall be free for any reason to withdraw from discussions and not consummate the Proposed Transactions, without obligation or liability to any other party, other than with respect to breaches of the express terms of any of the Binding Provisions prior to such termination.

9.                        Approvals. The Parties’ consummation of the transaction contemplated by this Letter of Intent shall be subject to and contingent upon each Party obtaining all necessary corporate board and/or committee approvals prior to the Closing.

10.                       Regulatory Approvals. The Parties understand and agree that the contemplated transactions and the Definitive Agreements may be subject to regulatory approval and agree to operate in good faith to address the regulatory requirements diligently and expeditiously.

[SIGNATURE PAGE TO FOLLOW]

If the terms and conditions of this LOI are acceptable to Tigress Holdings and Tigress Financial, please so indicate by executing a copy of this Letter of Intent and returning it to the undersigned not later than 5:00 p.m. (Eastern Daylight time) on August 23, 2021. If an executed counterpart of this Letter of Intent is not returned to the undersigned by that date, this Letter of Intent will be null and void and of no further effect.

Very truly yours,

SIEBERT FINANCIAL CORP.

By:	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice President, Chief Operating
Officer, Chief Financial Officer, and Secretary

AGREED AND ACCEPTED TO:

TIGRESS HOLDINGS, LLC

By:	/s/ Cynthia D. DiBartolo	Dated: August 25, 2021
Cynthia D. DiBartolo
Chief Executive Officer

5